Exhibit 10

SECOND EXTENSION OF LEASE AGREEMENT

This Agreement is made this 28th day of December, 2006 by and between Bannockburn Executive Plaza L.L.C. (“Landlord”), and Agility Centralized Research Services, Inc. (“Tenant”);

Whereas, on the 19th day of January, 2004 the parties hereto entered into a written lease (“Lease”) for the Premises commonly known as Suite 133 in Bannockburn Executive Plaza, 2275 Half Day Road, in Bannockburn, Illinois, which Lease was extended by Agreement on January 5, 2006, and terminates on the 31st day of January, 2007.

And whereas, the parties wish to continue the said Lease on the terms herein stated;

Now, therefore, in consideration of the mutual covenants herein, and in the stated Lease contained, the parties hereby agree that the term of the said Lease is extended for a period of two (2) years to expire on the 31st day of January, 2009 and that the said extended term is under the same terms, provisions, and conditions as in the said Lease now contained except that the Base Rent in the first year of this extension shall be increased by Fifty Three Dollars ($53.00) monthly to become Eighteen Hundred Thirteen Dollars ($1,813.00).

LANDLORD:	TENANT:

Bannockburn Executive Plaza, L.L.C.	Agility Centralized Research Services, Inc.

By Dolan Assoc., Ltd., as Agent

By:	By:

Its President	Its